Exhibit 99.1

Contacts:	John Hertz	Robin Yim
	Chief Financial Officer	Investor Relations
	Novellus Systems, Inc.	Novellus Systems, Inc.
	Phone: (408) 943-9700	Phone: (408) 943-9700

FOR IMMEDIATE RELEASE

NOVELLUS SYSTEMS REPORTS FOURTH QUARTER AND YEAR-END RESULTS

SAN JOSE, Calif., January 31, 2011—Novellus Systems, Inc. (NASDAQ: NVLS) today reported operating results for its fourth quarter and year ended December 31, 2010. Net sales for the fourth quarter were $384.4 million, up $17.2 million or 4.7 percent from third quarter 2010 net sales of $367.2 million, and up $140.2 million or 57.4 percent from fourth quarter 2009 net sales of $244.2 million. Net income for the fourth quarter was $81.5 million, or $0.89 per diluted share, up $5.2 million from the third quarter 2010 net income of $76.3 million, or $0.82 per diluted share, and up $46.3 million from the fourth quarter 2009 net income of $35.2 million, or $0.36 per diluted share.

Fourth quarter 2010 results of operations include $2.4 million in charges related to the consolidation of our Industrial Applications Group manufacturing facilities in Germany, $9.9 million in charges due to the adoption of our accelerated stock vesting retirement plan and $0.7 million in adjustments to prior restructuring charges. Net income excluding these charges was $94.3 million or $1.03 per diluted share. Excluding certain charges and benefits, third quarter 2010 and fourth quarter 2009 net income was $81.3 million and $38.2 million, respectively, or $0.88 and $0.39 per diluted share, respectively. A reconciliation of non-GAAP operating results to U.S. generally accepted accounting principles (“GAAP”) is included below.

Net sales for fiscal year 2010 were $1.3 billion, up $710.0 million or 111.1 percent from net sales of $639.2 million in fiscal year 2009. Net income for the year was $262.3 million or $2.79 per diluted share compared with a net loss of $85.2 million or $0.88 per diluted share for fiscal year 2009.

Fiscal year 2010 results of operations include $7.2 million in charges related to the consolidation of our Industrial Applications Group manufacturing facilities in Germany, $0.5 million in charges related to reductions in workforce, $0.9 million in charges due to consolidation of manufacturing in Oregon, $9.9 million in charges due to the adoption of our accelerated stock vesting retirement plan, $1.4 million in adjustments to prior restructuring charges and $4.4 million in charges due to legal fees for the Linear trial. Fiscal year 2010 net income was $284.8 million or $3.03 per diluted share excluding those items. Excluding certain charges and benefits, fiscal year 2009 net loss was $49.1 million or $0.51 per diluted share. A reconciliation of non-GAAP operating results to GAAP is included below.

Bookings in the fourth quarter were $410.6 million, up $3.7 million or 0.9 percent from third quarter 2010 bookings of $406.9 million. Fourth quarter 2010 shipments of $417.9 million were up by $54.6 million or 15.0 percent from $363.3 million in the third quarter of 2010. Deferred revenue at the end of the quarter was $75.8 million, an increase of $28.4 million or 60.0 percent from $47.4 million at the end of the third quarter of 2010. Deferred revenue in the fourth and third quarters of 2010 included $59.7 million and $32.4 million, respectively, related to system sales.

Cash, cash equivalents and short-term investments as of December 31, 2010 were $671.3 million, an increase of $76.7 million or 12.9 percent from the third quarter 2010 ending balance of $594.5 million. Long-term investments and restricted cash and cash equivalents as of December 31, 2010 were $189.9 million, a decrease of $1.4 million or 0.7 percent from the third quarter 2010 ending balance of $191.3 million. During the fourth quarter of 2010, we repurchased approximately 3.5 million shares of our common stock at an average price of $29.50 per share for $103.2 million and we received $98.6 million from the exercise of stock options. Cash flow from operations during the fourth quarter of 2010 was $88.4 million, up $6.6 million or 8.1 percent from $81.8 million in the third quarter of 2010.

Richard S. Hill, Chairman and Chief Executive Officer said, “I am extremely pleased to report that 2010 was an outstanding year, with record earnings per share which was achieved without record revenue levels. We also generated strong cash flow from operations, and returned to shareholders in excess of $263 million through share repurchases in 2010, bringing our program total to over $2 billion since 2002.” Hill added, “Demand for semiconductors continues to remain robust due to the confluence of multiple demand drivers across the industrial, public and global consumer sectors. PC and laptop demand remains strong as the adoption of

Windows 7 continues unabated. Additionally, we see continued progress in the gentrification of the Internet and worldwide communications infrastructure and the China consumer continues to spend. We expect these positive factors will continue to drive semiconductor demand and consequently the need for capacity expansion through 2011. While the equipment industry remains cyclical, any current pause in capital spending is likely to be digestion of recently delivered equipment rather than a slowing in end demand for electronic products that drive capacity expansion. We emerged from one of the worst downturns as a stronger company with a solid portfolio of products and we are optimistic about our future prospects.”

Management uses non-GAAP measures to evaluate operating performance. The discussion of bookings and shipments and the discussion of gross profit, operating expenses, operating income (loss), income (loss) before taxes, provision for income taxes, effective tax rate, net income (loss), and net income (loss) per diluted share, each excluding certain charges and benefits are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. We discuss these non-GAAP measures because we believe these metrics provide additional insight into underlying operating results and prospects for the future, allowing investors to assess certain business trends in the same way that these trends are utilized by management in its financial and operational decision making. Shipments consist of products shipped to customers, without regard to net sales adjustments such as deferrals associated with customer acceptance. Bookings consist of current period orders less current period cancellations and other adjustments. We do not report bookings for systems with delivery dates more than 12 months from the latest balance sheet date. Shipments and bookings are used to forecast and plan future operations. Non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements regarding (i) the demand for semiconductors and the need for capacity expansion in 2011; (ii) PC and laptop demand and the unabated adoption of Windows 7; (iii) the gentrification of the Internet and worldwide communications infrastructure; (iv) continued Chinese consumer spending; and (v) the likely causes for any current pauses in capital spending. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. These risks and uncertainties include but are not limited to (i) the economy or the specific markets in which we operate may fail to continue to improve; (ii) our ability to manage costs of operation; (iii) increased competition from new competitors or current competitors with new products; (iv) our ability to maintain customer satisfaction; (v) our continued efforts in product development, and (vi) other risks indicated in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009, our Quarterly Reports on Form 10-Q for the quarters ended March 27, 2010, June 26, 2010 and September 25, 2010, respectively, and our Current Reports on Form 8-K and amendments to such reports. Forward-looking statements are made and based on information available to us on the date of this press release. We do not assume, and expressly disclaim, any obligation to update this information.

About Novellus:

Novellus Systems, Inc. (NASDAQ: NVLS) is a leading provider of advanced process equipment for the global semiconductor industry. The Company’s products deliver value to customers by providing innovative technology backed by trusted productivity. An S&P 500 company, Novellus is headquartered in San Jose, CA with subsidiary offices across the globe. For more information please visit www.novellus.com.

NOVELLUS SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Year Ended
(In thousands, except per share amounts) (Unaudited)	December 31, 2010	September 25, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Net sales	$384,357	$367,203	$244,194	$1,349,158	$639,194
Cost of sales	190,357	186,774	130,556	683,824	398,104

Gross profit	194,000	180,429	113,638	665,334	241,090
%	50.5%	49.1%	46.5%	49.3%	37.7%
Operating expenses:
Selling, general and administrative	54,974	46,426	38,560	189,483	164,125
Research and development	49,992	44,271	36,732	174,740	149,101
Restructuring and other charges	716	240	282	1,373	3,840

Total operating expenses	105,682	90,937	75,574	365,596	317,066
%	27.5%	24.8%	30.9%	27.1%	49.6%

Income (loss) from operations	88,318	89,492	38,064	299,738	(75,976)
%	23.0%	24.4%	15.6%	22.2%	-11.9%
Other income (expense), net	1,330	(132)	2,517	4,920	6,595

Income (loss) before income taxes	$89,648	$89,360	$40,581	$304,658	$(69,381)
Provision for income taxes	8,145	13,095	5,390	42,326	15,854

Net income (loss)	$81,503	$76,265	$35,191	$262,332	$(85,235)

Net income (loss) per share:
Basic	$0.91	$0.83	$0.37	$2.83	$(0.88)

Diluted	$0.89	$0.82	$0.36	$2.79	$(0.88)

Shares used in basic per share calculation	89,576	91,512	96,053	92,690	96,487

Shares used in diluted per share calculation	91,934	92,859	97,161	94,084	96,487

NOVELLUS SYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

	Three Months Ended			Year Ended
(In thousands, except per share amounts) (Unaudited)	December 31, 2010	September 25, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Gross profit - GAAP	$194,000	$180,429	$113,638	$665,334	$241,090
% of sales	50.5%	49.1%	46.5%	49.3%	37.7%
Adjustment for:
Consolidation of IAG manufacturing in Germany	1,403	2,474	—	3,877	—
Reductions in workforce	—	—	(288)	126	2,630
Consolidation of semiconductor manufacturing in Oregon	—	—	2,187	485	3,338
Accelerated stock vesting retirement plan adoption	809	—	—	809	—
Impairment of inventory and evaluation systems	—	—	—	—	4,867

Gross profit excluding certain charges and benefits	$196,212	$182,903	$115,537	$670,631	$251,925

% of sales	51.0%	49.8%	47.3%	49.7%	39.4%

Operating expenses - GAAP	$105,682	$90,937	$75,574	$365,596	$317,066
% of sales	27.5%	24.8%	30.9%	27.1%	49.6%
Adjustment for:
Consolidation of IAG manufacturing in Germany	(968)	(2,387)	—	(3,355)	—
Reductions in workforce	—	—	(1,030)	(385)	(8,505)
Consolidation of semiconductor manufacturing in Oregon	—	—	(282)	(390)	(373)
Accelerated stock vesting retirement plan adoption	(9,043)	—	—	(9,043)	—
Restructuring charges	(716)	(240)	(282)	(1,373)	(3,840)
Legal fees for Linear trial	—	—	—	(4,428)	—
Write down of certain research and development assets	—	—	—	—	(897)

Operating expenses excluding certain charges and benefits	$94,955	$88,310	$73,980	$346,622	$303,451

% of sales	24.7%	24.0%	30.3%	25.7%	47.5%

Operating income (loss) - GAAP	$88,318	$89,492	$38,064	$299,738	$(75,976)
% of sales	23.0%	24.4%	15.6%	22.2%	-11.9%
Adjustment for:
Consolidation of IAG manufacturing in Germany	2,371	4,861	—	7,232	—
Reductions in workforce	—	—	742	511	11,135
Consolidation of semiconductor manufacturing in Oregon	—	—	2,469	875	3,711
Accelerated stock vesting retirement plan adoption	9,852	—	—	9,852	—
Impairment of inventory and evaluation systems	—	—	—	—	4,867
Restructuring charges	716	240	282	1,373	3,840
Legal fees for Linear trial	—	—	—	4,428	—
Write down of certain research and development assets	—	—	—	—	897

Operating income (loss) excluding certain charges and benefits	$101,257	$94,593	$41,557	$324,009	$(51,526)

% of sales	26.3%	25.8%	17.0%	24.0%	-8.1%

Income (loss) before income taxes - GAAP	$89,648	$89,360	$40,581	$304,658	$(69,381)
Adjustment for:
Consolidation of IAG manufacturing in Germany	2,371	4,861	—	7,232	—
Reductions in workforce	—	—	742	511	11,135
Consolidation of semiconductor manufacturing in Oregon	—	—	2,469	875	3,711
Accelerated stock vesting retirement plan adoption	9,852	—	—	9,852	—
Impairment of inventory and evaluation systems	—	—	—	—	4,867
Restructuring charges	716	240	282	1,373	3,840
Legal fees for Linear trial	—	—	—	4,428	—
Write down of certain research and development assets	—	—	—	—	897

Income (loss) before income taxes excluding certain charges and benefits	$102,587	$94,461	$44,074	$328,929	$(44,931)

Provision for income taxes - GAAP	$8,145	$13,095	$5,390	$42,326	$15,854
% of income (loss) before income taxes	9.1%	14.7%	13.3%	13.9%	-22.9%
Income tax effect of non-GAAP adjustments	94	26	456	1,790	6,675
Benefit due to operating loss carryforward utilization, net	—	—	—	—	20,730
Changes to unrecognized tax benefits, net	—	—	—	—	(17,115)
Charge due to California tax law change	—	—	—	—	(19,435)
Other discrete tax charges, net	—	—	—	—	(2,583)

Provision for income taxes excluding certain charges and benefits	$8,239	$13,121	$5,846	$44,116	$4,126

% of income (loss) before income taxes	8.0%	13.9%	13.3%	13.4%	- 9.2%

Net income (loss) - GAAP	$81,503	$76,265	$35,191	$262,332	$(85,235)
Adjustment for:
Consolidation of IAG manufacturing in Germany	2,371	4,861	—	7,232	—
Reductions in workforce	—	—	742	511	11,135
Consolidation of semiconductor manufacturing in Oregon	—	—	2,469	875	3,711
Accelerated stock vesting retirement plan adoption	9,852	—	—	9,852	—
Impairment of inventory and evaluation systems	—	—	—	—	4,867
Restructuring charges	716	240	282	1,373	3,840
Legal fees for Linear trial	—	—	—	4,428	—
Write down of certain research and development assets	—	—	—	—	897
Income tax effect of non-GAAP adjustments	(94)	(26)	(456)	(1,790)	(6,675)
Discrete tax items	—	—	—	—	18,403

Net income (loss) excluding certain charges and benefits	$94,348	$81,340	$38,228	$284,813	$(49,057)

Net income (loss) per diluted share - GAAP	$0.89	$0.82	$0.36	$2.79	$(0.88)
Adjustment for certain charges and benefits	0.14	0.06	0.03	0.24	0.37

Net income (loss) per diluted share excluding certain charges and benefits	$1.03	$0.88	$0.39	$3.03	$(0.51)

(1)	The reconciliation of gross profit, operating expenses, operating income (loss), income (loss) before income taxes, provision for income taxes, net income (loss) and net income (loss) per diluted share is intended to present our operating results, excluding certain charges and benefits. This reconciliation is not in accordance with or an alternative for GAAP and may be different from similar measures by other companies.

NOVELLUS SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	December 31 2010 (Unaudited)	December 31 2009 *
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$671,251	$501,370
Accounts receivable, net	256,731	150,624
Inventories	208,894	162,213
Deferred taxes and other current assets	65,525	83,615

Total current assets	1,202,401	897,822
Property and equipment, net	218,569	239,111
Non-current restricted cash and cash equivalents	121,226	133,105
Long-term investments	68,645	78,763
Goodwill	125,043	126,438
Intangible and other assets	96,513	83,739

Total assets	$1,832,397	$1,558,978

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$261,220	$162,387
Deferred profit	29,693	9,094
Current debt obligations	98	13

Total current liabilities	291,011	171,494
Long-term debt	105,592	114,147
Long-term income taxes payable	61,381	48,332
Other liabilities	46,275	45,228

Total liabilities	504,259	379,201

Shareholders’ equity:
Common stock	1,206,887	1,179,220
Retained earnings and accumulated other comprehensive income	121,251	557

Total shareholders’ equity	1,328,138	1,179,777

Total liabilities and shareholders’ equity	$1,832,397	$1,558,978

*	The December 31, 2009 condensed consolidated balance sheet was derived from our audited consolidated financial statements.